UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2006

MSO Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2-98395-NY	74-3134651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 175, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 847-267-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

        As discussed below, on August 23, 2006, Steven Straus resigned as our president and as one of our directors. In connection with Mr. Straus’s resignation, the employment agreement entered into between us and Mr. Straus dated May 26, 2005 (the “Straus Employment Agreement”) terminated effective August 23, 2006, with the exception of Section 8 (Indemnification), Section 9 (Confidentiality and Proprietary Rights), Section 10 (Non-solicitation) and Section 11 (Non-disparagement), which sections shall survive the termination of the Straus Employment Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        (b)  On August 23, 2006, Mr. Straus resigned, effective August 23, 2006, from our board of directors and as our President. Mr. Straus’s resignations did not relate to any disagreements with us on any matter related to our operations, policies or practices. Mr. Straus will continue on in a more limited role, assisting us with our operations in the Detroit, Michigan market. We have not yet identified a replacement for Mr. Straus as a director or as our president.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSO Holdings, Inc.
By: /s/ Thomas M. Mason
Thomas M. Mason
Chief Financial Officer

Dated: August 29, 2006